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                                 Exhibit 10.30
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                                    TERM NOTE

$6,000,000                                                      Pierson, Vermont
                                                                   June 28, 1995

On or before June 28, 2000, for value received, the undersigned, MASKA, U.S., Inc. ("Payor"), promises to pay to T. Copeland & Sons, Inc. and Copeland Properties, Inc. (collectively, "Payee"), or order, at Pierson Industrial Park, Bradford, Vermont 05033, or such other place as the Payee may designate in a writing delivered to Payor, the principal sum of Six Million Dollars ($6,000,000) U.S. together with accrued interest at 10% per annum calculated on the basis of the actual days elapsed and a 365-day year and a 366-day leap year, and other fees and charges due or to become due hereunder.

1.       Repayment.  Principal and interest shall be payable as follows:

         a. On the last day of each calendar year quarter, beginning on September 30, 1995 and continuing until maturity, Payor shall make a combined quarterly payment of principal and interest in the amount of One Hundred Seventy-Four Thousand One Hundred Fifty-Six Dollars and 27/100 ($174,156.27).

         b. In addition to the quarterly payments required under subparagraph
         (a) above, Payor shall immediately, and without demand, pay or cause to be paid to Payee any and all cash, checks, money, personal property, promissory notes, or other consideration of any kind received or recovered by Payor, SLM International, Inc. ("SLM") or Howard J. Zunenshine from any insurance company as a result of ligation now pending in the U.S. District Court in the District of Vermont, Docket No. 5:93-CV-309; such payment shall be a mandatory prepayment of principal hereunder.

         c. The entire principal balance of this Note, plus accrued and unpaid interest and any other charges due hereunder, shall be due and payable on June 28, 2000, if not paid sooner.

2.       Prepayment. (a) In the event that:

                  Payor or SLM refinance all of the $75 million Senior Notes outstanding to the senior unsecured creditors of SLM issued pursuant to the Note Purchase Agreement dated as of February 15, 1994, then any amounts refinanced in excess of $75 million shall be used to prepay principal on this Note; or

                  Payor or SLM shall sell or transfer all or a substantial portion of their business or assets to any person or entity other than a sale or transfer to an affiliate with the prior written consent of Payee, such consent to be not unreasonably withheld, then Payor shall prepay this Note in full.

         (b) This Note may be prepaid in whole or in part at any time without prepayment penalty. Any partial prepayment shall be applied first against the balloon payment due at maturity and then to principal installments in inverse order of maturity. Partial prepayments shall not postpone the due date of any subsequent quarterly installments or change the amount of such installments, unless Payee shall otherwise agree in writing.

3. Waivers; Binding Effect. Presentment for payment, protest, notice of protest, demand, and notice of non-payment are hereby waived by all makers, sureties, guarantors and endorsers. This Note shall be the joint and several obligation of all markets, sureties, guarantors and endorsers, and shall be binding
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         upon them and their successors and assigns. The parties acknowledge that SLM is not a maker, surety, guarantor or endorser of this Note.

4. Representations and Warranties. Payor represents and warrants that this Note has been duly authorized, executed and delivered by Payor, and is a valid and binding obligation of Payor, enforceable in accordance with its terms.

5. Covenants. (a) Payor and SLM shall each provide Payee with copies of any information that it provides to the Securities and Exchange Commission or any public information relating to its financial condition as they are released to the SEC. Payor and SLM shall also provide Payee on a quarterly basis copies of any interim financial statements prepared by it or on its behalf within 45 days of the close of the quarter; (b) Payor and SLM shall each notify Payee 30 days in advance of any sale or transfer of a substantial portion of its business or assets to any person or entity, or any refinancing of all or a substantial portion of its $75 million in long-term obligations to its senior unsecured creditors.

6. Events of Default. Any one or more of the following shall constitute an Event of Default under this Note: (a) if Payor fails to make any regular quarterly payment within thirty days of the date such payment is due; provided, however, that the failure to pay the regular quarterly payment due on September 30, 1995 shall not constitute an Event of Default unless and until 60 days shall have passed from such date; (b) if Payor, SLM or Howard J. Zunenshine recover any cash, checks, money, personal property, promissory notes, or other consideration of any kind from any insurance company as a result of litigation now pending in the U.S. District Court in the District of Vermont, Docket No. 5:93-CV-309 and all such cash, checks, money, personal property, promissory notes, or other consideration is not immediately paid or transferred to Payee pursuant to Section 1(b) hereof; or (c) Payor breaches any of the representations, warranties or covenants of this Note except that breaches of the obligations of paragraph 5(a) shall not be considered an Event of Default unless such breach remains unremedied for a period of 10 days after notice thereof from Payee to Payor and SLM at their addresses set forth below.

7. Remedies. Upon the occurrence of an Event of Default, subject to the following provisions of this section 7, the outstanding principal balance of this Note, plus accrued interest, fees and charges shall be immediately due and payable, and Payee shall be entitled to exercise any and all rights and remedies available under this Note or applicable law, including, without limitation, the right to execute upon any uncollected amounts under that certain Judgment Order entered against Payor in favor of Payee by the Orange Superior Court, Docket No. S118-92 OeC, dated June 28, 1995 in the amount of Seven Million Dollars ($7,000,000). Notwithstanding the foregoing, upon an Event of Default under section 6(a), Payor agrees to pay Payee an additional one-time payment of Five Hundred Thousand Dollars ($500,000), which amount shall be automatically added to the principal balance due under this Note. Upon the occurrence of any Event of Default, and for so long as such Event of Default continues uncured, amounts outstanding under this Note shall accrue interest at the rate of 12% per annum.

8. Costs of Collection. Upon any Event of Default, Payor promises to pay all costs and expenses of collection in enforcement of this Note, including reasonable attorneys' fees.

9. Miscellaneous. If any provision of this Note should conflict with applicable law, such conflict shall not affect any other provision which can be given effect without the conflicting provision, and to this end the provisions of this Note are declared to be severable. All rights and obligations hereunder shall be governed by the laws of the State of Vermont, and Payor and SLM hereby submit to the jurisdiction of any court of competent jurisdiction in Vermont. Payor and SLM expressly waive trial by jury of any issue arising out of Payee's enforcement of this Note.


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IN WITNESS WHEREOF, the undersigned have executed this Note as of the date set forth above.

MASKA, U.S., INC.

By:
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        Duly Authorized Agent

Address for Notice:

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The undersigned has executed this Note not as a maker, surety, guarantor or endorser, but solely for purposes of Sections 1(b), 2, 5, 6 and 9 hereof.

SLM INTERNATIONAL, INC.

By:
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           Duly Authorized Agent

Address for Notice:

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